Exhibit 16.1

ACSB	Acquavella, Chiarelli, Shuster, Berkower & Co., LLP
517 Route One Iselin, New Jersey 08830 732.855.9600 Fax:732.855.9559 www.acsbco.com	C e r t i f i e d P u b l i c A c c o u n t a n t s a n d A d v i s o r s	330 7th Avenue Suite 202 New York, NY 10001 212.867.1319

March 29, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

RE: AIVTECH International Group Co. (Commission File Number: 0001439434)

Dear Sirs,

We have read Item 4.02 of the Current Report on Form 8-K to be filed by AIVTECH International Group Co. on March 29, 2011 regarding the Non-Reliance on Previously Issued Financial Statements and have the following comments:

1.	We agree with the statements made as they pertain to the Financial Statements for December 31, 2009.

Very truly yours,

/s/Acquavella, Chiarelli, Shuster, Berkower & Co., LLP

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